Exhibit 4.8
                                                                     Amendment 3


                               AMENDMENT NUMBER 3

     TO THE NSS-8 SPACECRAFT AND ASSOCIATED EQUIPMENT AND SERVICES CONTRACT
                                 (NSS-20-03-01)

                                     BETWEEN

                            NEW SKIES SATELLITES N.V.

                                       AND

                  BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.


This Amendment Number 3 to the NSS-8 Spacecraft and Associated Equipment and Services Contract Number NSS-20-03-01 dated and signed on 21 March 2001, as amended by two contract amendments, dated 15 January 2002 and 12 February 2003, respectively (as so amended, hereinafter referred to as "the Contract") is made on this 6 May day of May 2003 by and between

NEW SKIES SATELLITES N.V., a Dutch corporation, with its principal place of business located at Rooseveltplantsoen #4, 2517KR The Hague, The Netherlands (hereinafter referred to as "NSS"); and

BOEING SATELLITE SYSTEMS INTERNATIONAL, INC., a Delaware corporation, with its principal place of business located at 2260 East Imperial Highway, El Segundo, CA, U.S.A., (hereinafter referred to as "Contractor").

WHEREAS: NSS and Contractor have previously entered into the Contract for provision of the NSS-8 communications satellite and other items, and


Confidential portions omitted and filed separately with the Commission pursuant to a request for confidential treatment.

WHEREAS: NSS and Contractor have previously incorporated Amendment Number 1 to the Contract on 15 January 2002 and Amendment Number 2 to the Contract on 12 February 2003, and

WHEREAS: NSS and Contractor have reached agreement to further modify Contract EXHIBIT A, NSS-8 SPACECRAFT PERFORMANCE SPECIFICATION.

NOW THEREFORE, in consideration of the agreement between the Parties, the Parties agree that the Contract is amended as follows below:

     1. Replace Attachment 1 (G/T), Attachment 2 (EIRP), and Attachment 3 (Service Region Definitions) of the EXHIBIT A, NSS-8 SPACECRAFT PERFORMANCE SPECIFICATION, Revision B, dated January 2003 with the revised Attachment 1 (G/T), Attachment 2 (EIRP), and Attachment 3 (Service Region Definitions) of the revised EXHBIT A, NSS-8 SPACECRAFT PERFORMANCE SPECIFICATION, Revision C, dated April 2003.

     2. Revise Articles 2.4.3.1 and 2.4.3.2 of the EXHIBIT A, NSS-8 SPACECRAFT PERFORMANCE SPECIFICATION, Revision B, dated January 2003 to reflect the clarified wording contained in Articles 2.4.3.1 and 2.4.3.2 of the revised EXHIBIT A, NSS-8 SPACECRAFT PERFORMANCE SPECIFICATION, Revision C, dated April 2003.

The above changes to the EXHIBIT A, NSS-8 SPACECRAFT PERFORMANCE SPECIFICATION, Revision B, dated January 2003 result in a revised EXHIBIT A, NSS-8 SPACECRAFT PERFORMANCE SPECIFICATION, Revision C, dated April 2003. The relevant revised EXHIBIT A is attached and made a part hereof. For clarity and continuity, the EXHIBIT A pages have been marked "REV C" and "April 2003" in the upper right hand corner.

This Amendment Number 3 results in no change to the Contract price.

Save as provided for in this Amendment Number 3, the Contract, including all Exhibits thereto, shall otherwise remain unchanged.

This Amendment Number 3 may be signed in separate counterparts, each of which, together, will constitute one agreement between the Parties.

IN WITNESS WHEREOF, this Amendment Number 3 has been duly executed by the Parties on the date stated above.


NEW SKIES SATELLITES N.V.

By:      /s/ Leroy A. Argyle
         -------------------------------------

         Leroy A. Argyle
         -------------------------------------

Title:   VP - Space Segment Technology Division
         -------------------------------------

BOEING SATELLITE SYSTEMS INTERNATIONAL, INC.

By:      /s/ Dennis R. Beeson
         -------------------------------------

         Dennis R Beeson
         -------------------------------------

Title:   Contracts Manager
         -------------------------------------

Logo                          Propietary Information          Rev C - April 2001



                                 EXHIBIT A NSS-8
                      SPACECRAFT PERFORMANCE SPECIFICATION
                                   APRIL, 2003

                                   REVISION C




         -----------------------------------------            ------------------
         Approved by Boeing Satellite Systems                 Date




         -----------------------------------------            ------------------
         Approved by New Skies Satellites                     Date



NOTICE: This document is confidential and governed by Non-Disclosure Agreements as well as all applicable laws. It is not to be reproduced, retransmitted, excerpted, or otherwise provided to a third party, in part or in whole, without the expressed written authorization of New Skies Satellites, N.V.

                        Entire Exhibit Redacted pursuant
                      to U.S. International Traffic in Arms
                            Regulation (ITAR), 22 CFR
                                     120-130